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                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ulrich Schmidt, Terrence G. Linnert, Scott E. Kuechle, Alexander C. Schoch and Kenneth L. Wagner, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and to execute any and all instruments which they may deem necessary or advisable to enable Goodrich Corporation (the "Company") to comply with the Securities Act of 1933, as amended (the "Act"), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Act of Securities, including Common Stock, Preferred Stock, Debt Securities, Stock Purchase Contracts and Stock Purchase Units, in an aggregate principal amount not to exceed $2.4 billion, including power and authority to sign his or her name in any and all capacities (including his or her capacity as a Director and/or Officer of the Company) to Registration Statements on Form S-3 or such other available form as may be approved by officers of the Company, and to any and all amendments, including post-effective amendments, to such Registration Statements, and to any and all instruments or documents filed as part of or in connection with such Registration Statements or any amendments thereto; and the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, shall lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned have subscribed these presents this 16th day of July, 2002.


/s/ David L. Burner                       /s/ Diane C. Creel
------------------------------------      ------------------------------------
David L. Burner                           Diane C. Creel
Chairman of the Board and                 Director
Chief Executive Officer and Director
(Principal Executive Officer)


/s/ George A. Davidson, Jr.               /s/ Harris E. DeLoach, Jr.
------------------------------------      ------------------------------------
George A. Davidson, Jr.                   Harris E. DeLoach, Jr.
Director                                  Director


/s/ James J. Glasser                      /s/ James W. Griffith
------------------------------------      ------------------------------------
James J. Glasser                          James W. Griffith
Director                                  Director




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/s/ William R. Holland
------------------------------------      ------------------------------------
William R. Holland                        Robert D. Koney, Jr.
Director                                  Vice President and Controller
                                          (Principal Accounting Officer)


/s/ Marshall O. Larsen                    /s/ Douglas E. Olesen
------------------------------------      ------------------------------------
Marshall O. Larsen                        Douglas E. Olesen
President and Chief Operating             Director
Officer and Director


/s/ Richard de J. Osborne                 /s/ Alfred M. Rankin, Jr.
------------------------------------      ------------------------------------
Richard de J. Osborne                     Alfred M. Rankin, Jr.
Director                                  Director


/s/ Ulrich Schmidt                        /s/ James R. Wilson
------------------------------------      ------------------------------------
Ulrich Schmidt                            James R. Wilson
Executive Vice President and              Director
Chief Financial Officer
(Principal Financial Officer)


/s/ A. Thomas Young
------------------------------------
A. Thomas Young
Director